UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

______________________

Date of Report (Date of earliest event reported): May 22, 2014

PROPHASE LABS, INC.

(Exact name of Company as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-21617 (Commission File Number)	23-2577138 (I.R.S. Employer Identification No.)

621 N. Shady Retreat Road Doylestown, PA	18901
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: (215) 345-0919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 19, 2014, a putative class action complaint was filed by a consumer (the “Complainant”) against ProPhase Labs, Inc., a Nevada corporation (the “Company”), in the United States District Court, Southern District of New York. The lawsuit is captioned Weisblum v. ProPhase Labs, Inc.

The lawsuit, which purports to be brought as a class action on behalf of purchasers of certain products sold by the Company, alleges that the Company engaged in false and misleading marketing, advertising and sales with respect to such products. The Complainant seeks, among other things, certification of the case as a class action, a judgment against the defendants for damages in an amount to be determined by the court and/or jury, and an award of fees and expenses to plaintiffs and their attorneys. The Company believes the claims set forth in the lawsuit are entirely without merit and intends to defend against the lawsuit vigorously.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ProPhase Labs, Inc.

By:	/s/ Robert V. Cuddihy, Jr.
Robert V. Cuddihy, Jr.
Chief Operating Officer and
Chief Financial Officer

Date: May 23, 2014